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                                                                    Exhibit 10.9







                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                           OF DRESSER INDUSTRIES, INC.



                             EFFECTIVE JUNE 1, 1995


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                      SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                            OF DRESSER INDUSTRIES, INC.


     Dresser Industries, Inc. hereby amends by restatement the Supplemental Executive Retirement Plan of Dresser Industries, Inc., effective June 1, 1995, upon the following terms and conditions:

                                    ARTICLE I
                                   DEFINITIONS

     The words and phrases defined hereinafter shall have the following meaning:

     SECTION 1.1. ACTUARIAL EQUIVALENT. An amount of equal value determined by using the interest factor and other appropriate actuarial assumptions used in the latest annual actuarial valuation of the Pension Plan. In the event the Pension Plan is formally terminated, the actuarial assumptions shall be those specified in Code section 417(e)(3)(A).

     SECTION 1.2.   BOARD.  The Board of Directors of Dresser Industries, Inc.

     SECTION 1.3.   CODE.  The Internal Revenue Code of 1986, as amended.

     SECTION 1.4.   COMMITTEE.  The Executive Compensation Committee of the
Board.

     SECTION 1.6. DB PLANS. The Pension Plan as defined in Section 1.10 and the Related Plans as defined in Section 1.12.

     SECTION 1.7.   DC PLAN.  The Dresser Industries, Inc. Retirement Savings
Plan-A.

     SECTION 1.8.   COMPANY.  Dresser Industries, Inc.


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     SECTION 1.9.   EXECUTIVE.  An individual who is employed by the Company and has attained the position of Corporate Vice President or any higher position,
Division President, or Group President.   The term "Executive" also shall
include any individual found by the Committee to have been employed by the Company or an entity partially or wholly owned by the Company in an equivalent position and declared eligible for this Plan.

     SECTION 1.10. PENSION PLAN. The Dresser Industries, Inc. Consolidated Salaried Retirement Plan, as frozen May 31, 1995.

     SECTION 1.11. PLAN. The "Supplemental Executive Retirement Plan of Dresser Industries, Inc.", as set forth herein.

     SECTION 1.12. RELATED PLAN. Any Company sponsored qualified defined benefit pension plan (which may or may not be terminated) for nonunion salaried employees, other than the Pension Plan.

     SECTION 1.13. ERISA. The Employee Retirement Income Security Act of 1974, as amended.





                                   ARTICLE II
                                 PURPOSE OF PLAN

     SECTION 2.1. PURPOSE. The purpose of the Plan is to assure that eligible Executives do not suffer a diminution of retirement benefits (1) as a consequence of having participated in the Company's Deferred Compensation Plan,
(2) as a consequence of the freezing of the Pension Plan, or (3) as a consequence of service with a joint venture company. This is an unfunded plan described in sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.


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                                   ARTICLE III
                                   ELIGIBILITY

     SECTION 3.1. GENERAL ELIGIBILITY. An Executive shall be covered by this Plan if he is covered as an active or inactive participant under the Pension Plan, Related Plan, or DC Plan, and became a participant in the Pension Plan, Related Plan or DC Plan when he first became eligible to participate in such plans.

     Furthermore, an employee who has been an employee of a Dresser joint venture company shall be covered for purposes of protecting pension benefits to the extent provided in Section 4.2.

     Notwithstanding any other provision of this Plan, no employee of MWK Acquisition Company or the M. W. Kellogg Company, or any beneficiary of such employee, shall be eligible to receive benefits under this Plan.

     SECTION 3.2. ELIGIBILITY FOR BASIC BENEFIT. An Executive or former Executive (or his spouse or beneficiary) shall be eligible for a benefit determined under Section 4.1, under the following circumstances:

     (a) The Executive dies while employed, or becomes disabled under circumstances that would entitle him to Disability Benefits under the Pension Plan (or similar provisions of a Related Plan or DC Plan that are applicable to him); or

     (b) The Executive or former Executive meets all the following requirements:

          (1) He has earned five years of service as an Executive during the ten-year period ending on his retirement date;

          (2)  His retirement occurs after Age 55; and

          (3) If he retires before Age 65, his retirement has been approved by the Committee.

     SECTION 3.3. SPOUSES AND BENEFICIARIES. The extent of a surviving spouse's or beneficiary's eligibility to receive benefits



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after an Executive's death is determined by the eligibility of the Executive for
Plan coverage under Section 3.1 and Section 3.2(a).

                                   ARTICLE IV
                                    BENEFITS

     SECTION 4.1. AMOUNT OF BASIC BENEFITS. The amount of the benefit payable under this Section 4.1, if any, shall be determined as follows:

     STEP (1) DETERMINATION OF THE RETIREMENT INCOME AMOUNT. Compute the Executive's monthly pension benefit in a life-only form under the Normal Retirement formula of the Pension Plan (assuming there had been no curtailment of benefits under that plan as of May 31, 1995, and, in the part of the formula related to Covered Compensation, treating all compensation as if it were in excess of Covered Compensation rather than treating part of the compensation as being total and part as in excess of Covered Compensation), excluding (a) the reduction for Social Security Pension, (b) the reduction for amounts payable under an annuity purchased upon termination of a prior plan described in Section 4.01(d) of the Pension Plan, (c) the pensionable compensation limitations in the Pension Plan and (d) the benefit limitations described in Code section 415 and Code section 401(a)(17). For purposes of the computation, compensation shall include in the respective years accrued, all amounts deferred under the Company's Deferred Compensation Plan; provided, however, that if the Executive at the time of retirement is not serving in an eligible position, only amounts with respect to periods he was in such a position will be included as compensation. Compensation also shall include compensation from Dresser Industries, Inc.


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     STEP (2) DETERMINATION OF BENEFITS USED IN SATISFYING THE RETIREMENT INCOME
AMOUNT.  With respect to the Executive, determine the sum of:

     (a)  his monthly pension computed under the Pension Plan and any Related
Plan,

     (b)  the Actuarial Equivalent of his account under the DC Plan,

     (c) his monthly pension payable under the ERISA Excess Benefit Plan for Dresser Industries, Inc. (including the Actuarial Equivalent of benefits related to the DC Plan),

     (d) his monthly pension payable under the ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc. (including the Actuarial Equivalent of benefits related to the DC Plan),

     (e) the amount of the primary monthly Social Security Pension as defined in the Pension Plan, which he is entitled to receive, or if not then eligible, to which he will be entitled at age 65 (reduced proportionately if the Executive has less than 35 years of Credited Service),

     (f)  his "monthly pension equivalent annuity credit" (as described below);
and

     (g)  the Actuarial Equivalent of any benefits related to the DC Plan under
Section 4.3.

     STEP (3) DETERMINATION OF THE BENEFIT (IF ANY) PAYABLE UNDER THIS SECTION
4.1. If the amount determined in Step 1 exceeds the amount determined in Step 2, the difference will be paid under this Plan normally as a monthly benefit. If the amount determined in Step 1 does not exceed the amount determined in Step 2, no benefit is payable under this Section 4.1.

     The Executive's "monthly pension equivalent annuity credit" will be the amount of monthly pension calculated on an Actuarial


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Equivalent basis at the Executive's attained age, from an amount equal to the sum of:

     (a) 1.33 times the dollar amount of all pension equivalent credits to his account under the Company's Deferred Compensation Plan as of May 31, 1995;

     (b) 1.333 times the dollar amount of all dividend equivalents credited to the Executive's account under the Company's Deferred Compensation Plan, with respect to Unit Shares credited as a result of such pension equivalents (and earlier dividend equivalents thereon).

     (c) The Basic Contributions and Pension Equalizer Contributions that would have been made after May 31, 1995, to the Executive's Account under the DC Plan, the ERISA Excess Benefit Plan for Dresser Industries, Inc., and the ERISA Compensation Limit Plan for Dresser Industries, Inc., had the Executive not made deferrals under the Company's Deferred Compensation Plan; and

     (d) The earnings that would have been credited on the contributions described in subparagraph (c) had such contributions been made to the Executive's account in the Company's Deferred Compensation Plan.

     Should the Executive's regular pension be derived in whole or in part from a Related Plan, or should the Executive have deferred amounts in the Deferred Compensation Plan of the Company in cash units rather than Unit Shares, appropriate adjustments in or to the above formula shall be made by the Committee to carry out the intent inherent in such formula.

     If the Executive retires before attaining age 65, and/or receives benefits in a form other than life-only, appropriate actuarial adjustments will be made to such benefit in accordance with the actuarial adjustments used in the Pension Plan for these situations, except that there will be no adjustment to the amount


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in paragraph (f) of step 2 and the only adjustment to the amount in paragraph
(e) of step 2 will be in the case of early retirement.

     SECTION 4.2. RESTORATION OF DB PLAN BENEFITS LOST DUE TO TRANSFER TO A JOINT VENTURE COMPANY. For purposes of this Section 4.2 only, all amounts payable in the form of a defined contribution benefit shall be converted, using the appropriate actuarial basis as stated herein, to a benefit payable in the form of a monthly life annuity. After the benefit payable from this Plan in respect of joint venture service has been determined, the Executive may elect to receive it in a lump sum that is the Actuarial Equivalent of the monthly benefit.

     If an Executive transfers to a joint venture company, this Plan shall pay an additional benefit equal to the excess of (1) the benefit that the Executive would have received from all of the Company's qualified and nonqualified defined benefit pension plans, if participation under all of those plans had continued uninterrupted for the period during which the Executive is employed by the joint venture company, and if such plans had not been curtailed, over (2) the actual amounts payable from the combination of the Company's qualified and nonqualified pension plans (including the Actuarial Equivalent amounts from or related to the DC Plan) plus the joint venture company qualified and nonqualified pension and capital accumulation plans as described below.

     For purposes of this Section 4.2, the joint venture company plans considered and the bases for imputing pension amounts that are paid in the form of a monthly life annuity from such plans for purposes of calculating the excess described in the preceding paragraph shall be as follows:

* Notwithstanding any distribution or any transfer of benefits to a defined contribution plan, all qualified defined benefit plans, ERISA excess defined benefit plans, and compensation


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     limit defined benefit plans, with monthly benefits assumed payable in the form of a single life annuity commencing at the same time as benefits commence under this Section 4.2.

* All qualified defined contribution pension plan, ERISA excess defined contribution pension plan, and compensation limit defined contribution pension plan accumulations or book accruals resulting from contributions of the joint venture company along with investment gains or losses on such accumulations or accruals, excluding any amounts transferred from a defined benefit plan. For purposes of imputing the pension amount, the account balance or book accrual at the time benefits under this Section 4.2 commence shall be converted to a single life annuity commencing at the same time as benefits commence under this Section 4.2 using the mortality and interest rate assumptions set out in such plan or, if such plan does not state such assumptions, then using the Actuarial Equivalent basis defined in Section 1.1 of this Plan.

* All qualified 401(k) plan, ERISA excess 401(k) plan, or compensation limit 401(k) plan accumulations or book accruals resulting from employer basic, matching, or equalizer contributions (but not employee deferral contributions) and investment earnings or losses credited to such contributions or accruals in such plans of the joint venture company. For purposes of imputing the pension amount, the account balance or book accrual at the time benefits under this Section 4.2 commence shall be converted to a single life annuity commencing at the same time as benefits commence under this Section 4.2, using the Actuarial Equivalent basis defined in Section 1.1 of this Plan.

     SECTION 4.3. AMOUNT OF BENEFIT RELATED TO THE DC PLAN. For purposes of this Section 4.3, the Company shall establish a



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bookkeeping account for each Executive, that is tied to the respective
Executive's Account under Section 4.1 of the DC Plan. The Company shall allocate amounts to the respective bookkeeping accounts of Executives that are not allocated to their Accounts under the DC Plan, the ERISA Compensation Limit Benefit Plan for Dresser Industries, Inc., and the ERISA Excess Benefit Plan for Dresser Industries, Inc., because the Executive deferred amounts under the Company's Deferred Compensation Plan or because the Executive transferred to a joint venture company as provided in Section 4.2. The Company further shall segregate the Executive accounts under this Plan into subaccounts that are tied to the respective Executives' Pretax Contributions, Matching Contributions, Basic Contributions, and Pension Equalizer Contributions under the DC Plan. The Company further shall accrue the same rate of investment return to these subaccounts as earned on the Executives' respective subaccounts in the DC Plan.

     SECTION 4.4. INDIVIDUAL EXCEPTION. Due to the loss of retirement benefits experienced because of departure from his prior employer, and as an incentive to accept employment with the Company, the Company will provide George Juetten a retirement benefit which is at least the Actuarial Equivalent of a straight life annuity of $125,000 per year commencing at age 65. To the extent that the Actuarial Equivalent of this retirement benefit exceeds the Actuarial Equivalent of the total amount payable to George Juetten from all of the Company's defined contribution and defined benefit plans (both qualified and nonqualified), then, notwithstanding the amount of benefits payable to George Juetten under Sections 4.1-4.3 of this Plan, the balance of the promised benefit shall be paid from this Plan, in accordance with the terms of Section 4.5.

     Notwithstanding the foregoing, no benefit shall be paid under this Section
4.4 if:


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     (a)  George Juetten terminates employment with the Company before earning five (5) years of service; or

     (b) George Juetten is terminated with cause (including, but not by way of limitation, termination for unsatisfactory job performance, insubordination, or failure to adhere to Company policy) after earning five (5) years of service, but before earning fifteen (15) years of service.

     SECTION 4.5.   FORM OF BENEFIT RELATED TO DB PLANS.

     (a) Regarding married Executives who die while employed, the form of benefit shall be the Spouse's Death Benefit as provided in the Pension Plan or the comparable benefit, if any, provided in a Related Plan (whichever is applicable). If there is no comparable benefit under the Related Plan, no benefit will be payable under this Plan with respect to service under the Related Plan.

     (b) For Executives who retire, the form of benefit shall be the Standard Benefit Form as provided in the Pension Plan or the comparable benefit provided in a Related Plan, whichever is applicable. Provided, however, an Executive may request payment in another form of benefit provided in the Pension Plan or a comparable option in a Related Plan, that is different from the form in which he will receive benefits under the Pension Plan or a Related Plan, in which case the Committee shall in its sole discretion grant or deny such request. All forms of benefit shall be calculated using the same factors as those used in determining such forms of benefit under the Pension Plan or comparable benefit provided under a Related Plan.

     (c) If the benefit is to be paid in a lump-sum form of payment, the basic principle is eligibility for payment in this form and the calculation of the benefit from this Plan shall be determined using the criteria from the Pension Plan or the Related Plan from which the lump sum under this Plan emanates. Furthermore, the lump sum payable from this Plan shall restore the amount of


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lump sum otherwise payable from the Pension Plan, a Related Plan, or any nonqualified pension plans of the Company, lost because actuarial conversion factors of the various qualified and nonqualified plans of the joint venture company are not the same as the Pension Plan.

     SECTION 4.6. FORM OF BENEFIT RELATED TO THE DC PLAN. Benefits under this Plan that are tied to the DC Plan shall be payable in a lump sum to the Employee, or to the Employee's DC Plan Beneficiary in the event of the Employee's death. The Employee may elect that Plan benefits be paid to another person or in a different form authorized under the DC Plan.


     SECTION 4.7. TIME OF BENEFIT PAYMENTS. Benefits due under this Plan shall be determined by the Committee at the time of the Executive's termination of employment. Except in the case of a lump-sum payment, such benefits shall be paid by the Company monthly in advance. In the case of a lump-sum payment, such payment shall be made as closely as practicable to the time such payment would be made if it were paid from the Pension Plan. Such payments shall be made by the Company out of its general assets and shall not be funded in any manner.


                                    ARTICLE V
                             VESTING AND FORFEITURE

     SECTION 5.1. VESTING. No person shall have or vest in any benefits under this Plan prior to the time such person becomes eligible under Section 3.2. No Executive (nor the spouse of such person) whose employment is terminated for cause, as determined by the Committee, shall vest in any benefits under this Plan, even if such termination is deemed a retirement under provisions of the Pension Plan, a Related Plan or the DC Plan.


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     SECTION 5.2.   FORFEITURE.  The Committee may declare forfeited any or all future benefits of an Executive (and/or his spouse) if the Committee in its sole discretion determines that such person has taken or allowed any action that is inimical to the best interest of the Company, including but not limited to competing with or assisting others to compete with the Company.

                                   ARTICLE VI
                                 ADMINISTRATION

     SECTION 6.1. DUTIES OF COMMITTEE. This Plan shall be administered by the Committee in accordance with its terms and purposes. The Committee shall have the sole discretionary duty and authority to interpret the provisions of this Plan (and any private letter agreement affecting an Executive's benefits under the Plan) and determine the amount and manner of payments of the benefits due to or on behalf of each Executive from this Plan and shall cause them to be paid accordingly.

     SECTION 6.2. FINALITY OF DECISIONS. The decisions made and the actions taken by the Committee in the administration of this Plan shall be final and conclusive on all persons, and the members of the Committee shall not be subject to individual liability with respect to this Plan.

                                   ARTICLE VII
                          CLAIMS AND APPEAL PROCEDURES

     SECTION 7.1. PURPOSE. The purpose of the claims and appeal provisions set forth in Sections 7.1 through 7.11 is to secure the speedy, inexpensive resolution of all disputes over Plan benefits and rights granted by the Plan. These provisions shall be


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liberally construed so as to avoid litigation and its attendant expenses.

     SECTION 7.2. CLAIMS PROCEDURE. Each person who claims entitlement to any right or benefit under the Plan ("claimant") may submit a claim with respect to that benefit or right under the procedure set forth in the Dresser Industries, Inc. Retirement Savings Plan-A.

     SECTION 7.3 APPEAL PROCEDURE. When a claim has been or is deemed denied, the claimant (hereinafter referred to as appellant) shall have the right within 60 days after receipt of written notice thereof or the date the claim is deemed denied to file an appeal with the Committee and to go through the appeal procedure herein set forth. All appeals shall be in writing, and shall set forth the reasons why the appellant believes the decision denying his claim is erroneous. The Committee shall render a decision on the appeal in writing not later than 60 days after receipt of the written appeal.

     The decision of the Committee shall be final and shall be binding upon the appellant, his beneficiaries, heirs, and assigns and all other persons claiming by, through or under him.

     A failure to file a claim and an appeal in the manner and within the time limits set forth herein shall be deemed a failure by the aggrieved party to exhaust his administrative remedies and shall constitute a waiver of the rights or benefits sought to be established under the Plan.

     SECTION 7.4. EXHAUSTION OF ADMINISTRATIVE REMEDIES. No legal action to recover Plan benefits or to enforce or to clarify rights under the Plan shall be commenced under section 502(a)(1)(B) of ERISA, or under any other provisions of law, whether or not statutory, unless and until the claimant first shall have exhausted the claims and appeal procedures available to him hereunder in Sections 7.1-7.3. A claimant must raise all issues and present all


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theories relating to his claim to the Committee at one time.  Otherwise, the claimant shall be deemed to have abandoned forever all issues and theories not raised and presented to the Committee.

     SECTION 7.5. LIMITATION ON ACTIONS. Any suit brought to contest a decision of the Committee shall be filed in a court of competent jurisdiction within 1 year from receipt of written notice of the Committee's final decision or from the date the appeal is deemed denied, and any suit not filed within this 1-year limitation period shall be dismissed by the court. Service of legal process shall be made upon the Plan by service upon the Committee.

     SECTION 7.6. FEDERAL PREEMPTION. All state law causes of action that arise out of or relate to this Plan or to entitlement to rights or benefits under the Plan shall be deemed to have been preempted by section 514 of ERISA.

     SECTION 7.7. NO RIGHT TO JURY TRIAL; EVIDENCE. In any suit contesting a decision of the Committee, all issues of fact shall be tried by the court and not by a jury. No evidence may be introduced in court which was not previously presented to the Committee and no evidence may be introduced to modify or contradict the terms of the Plan document.

     SECTION 7.8. SCOPE OF REVIEW. The Committee shall have full discretionary authority to interpret and apply the terms of this Plan document and other relevant documents and relevant provisions of law, and deference shall be afforded the Committee's decisions. This grant of authority shall be broadly construed and shall include the authority to find facts, to reach conclusions of law, to interpret and apply ambiguous terms, and to supply missing terms reasonably necessary to resolution of claims and appeals. No finding of fact by the Committee shall be set aside by a court unless the party contesting the finding shall prove by clear and convincing evidence that the finding is arbitrary and capricious. No conclusion of law reached by the Committee shall be reversed by


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a court unless the party contesting the conclusion shall demonstrate that the
Committee is guilty of manifest disregard of law.

     SECTION 7.9. LIMITATION ON DAMAGES. In any suit over Plan benefits or rights, recovery shall be limited to the amount of benefits found due, without interest, or to specific enforcement of rights established under the Plan, and shall not include any other damages whether denominated incidental, special, consequential, collateral, compensatory, exemplary, punitive or whatever.

     SECTION 7.10. PARTICIPANT PLAN DATA. The Committee may issue, or cause to be issued, from time to time statements to employees, participants, retirees or beneficiaries indicating eligibility, service or other data regarding their Plan benefits. If any such person wishes to challenge the accuracy of such data, the person shall do so in the manner and within the time limits set forth above in Sections 7.1-7.9.

     SECTION 7.11. FINAL DETERMINATION OF RIGHTS AND BENEFITS. After termination of the Plan, the Committee may direct a final determination of the rights and benefits of some or all persons having an interest in the Plan. The determination with respect to any person may be mailed to that person at his last known address and that person may be given 90 days within which to challenge the determination through the claims and appeal procedures set forth in Sections 7.1-7.10. The mailing of a copy of a determination to a person at his last known address shall be deemed constructive receipt by that person of a copy of the determination. Any determination not challenged through the claims and appeals procedures shall govern a person's rights under the Plan, and the rights of any person claiming by, through or under him.


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                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

     SECTION 8.1. AMENDMENT AND TERMINATION. The Company intends to maintain this Plan as long as it is appropriate. However, the Company reserves the right to amend and/or terminate it at any time.


                                   ARTICLE IX
                                  MISCELLANEOUS

     SECTION 9.1. NO EMPLOYMENT RIGHTS. Nothing contained in this Plan shall be construed as a contract of employment between the Company or any subsidiary or joint venture company and any employee, or as a right of any employee to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its employees with or without cause.



     SECTION 9.2. ASSIGNMENT. The benefits payable under this Plan may not be assigned or alienated.

                                   DRESSER INDUSTRIES, INC.

                                   By:        P. M. Bryant
                                   ----------------------------------------

                                   Title: V.P. - Human Resources



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